P R E S S R E L E A S E

SES and YIMA Establish Project Office at Planned

Coal Gasification to Chemicals Plant Site

Both companies move forward with the next step in the project

HOUSTON, Texas, March 24, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX) and YIMA Coal Industry Group Co. Ltd. (“YIMA”), a large Chinese integrated coal company, today announced the establishment of the joint project office responsible for developing their planned integrated coal gasification to transportation fuels and chemical intermediates plant (the “Plant”) in Henan Province, China.   SES and YIMA have jointly funded the project office and have assigned a team of experienced managers to oversee the project’s development.

 “YIMA and SES are targeting the groundbreaking for this project by the middle of this year.  The launch of the project office with the strong support from the top leadership of both YIMA and SES is a key step to achieving that goal,” stated Tim Vail, President and CEO of SES.

Upon receipt of final project approvals and the execution of definitive agreements, a joint venture company will be established to build, own and operate the Plant which will utilize SES’ licensed U-GAS® technology to convert low-quality, high-ash coals into syngas and downstream products that will help supply the region's growing needs for transportation fuels and chemical intermediates.   With nearly 100 million people, Henan is the most populous province in China and one of China's leading coal and aluminum production centers.

YIMA's President Zhai Yuantao commented, “The establishment of the project office underscores our joint commitment to the construction of this facility and to the greater goal of providing China with a real, alternative energy source that is both environmentally responsible and economically attractive.  We look forward to proceeding with this project as quickly as possible.”

The primary advantage of U-GAS® relative to other gasification technologies is its overall low cost, made possible by fuel flexibility, low operational cost, and the technology’s ability to economically scale projects to meet the needs of industrial customers.  U-GAS® technology produces lower levels of regulated emissions, including sulfur oxides, nitrous oxides and particulates, than conventional coal combustion plants.  It also allows for the low-cost capture of greenhouse gases such as carbon dioxide.

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Tel: (713) 579-0600 / Fax: (713) 579-0610

About Synthesis Energy Systems, Inc.
SES is an energy and technology company that deploys proprietary systems and technology to gasify low value fuels to replace high cost energy and chemical products sold to major global markets.  The U-GAS® technology, which SES licenses from the Gas Technology Institute, is designed to turn high-ash coals and waste coal products into high value synthesis gas for use in chemical applications or as a feedstock for producing transportation fuels.  The technology gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  SES currently has offices in Houston, Texas, Shanghai and Beijing, China.  For more information on the SES, visit www.synthesisenergy.com or call (713) 579-0600.

Forward Looking Statements
The matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “expects," "will" and similar expressions identify certain of such forward-looking statements.  Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control.  These include, but are not limited to, risks and uncertainties associated with: our early stage of development, the limited history and viability of our technology, our results of operation in foreign countries and its ability to maintain production from its first plant in its Hai Hua project.  The Company cautions that the foregoing factors are not exclusive.  The Company assumes no obligation to update the information contained in this press release.

Contact:
Synthesis Energy Systems, Inc.
Terry Dorsey

Director of Corporate Finance and Strategic Planning

(713) 579-0602

terry.dorsey@synthesisenergy.com